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                                                                    Exhibit 99.2
(PROVINCE HEALTHCARE LOGO)

                                                  NEWS RELEASE
                                                  FOR IMMEDIATE RELEASE

                                                  CONTACT: CHRISTOPHER T. HANNON
                                                  SENIOR VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER
                                                  (615) 370-1377


         PROVINCE HEALTHCARE ANNOUNCES TENDER OFFER PRICE FOR ITS 7 1/2%
                       SENIOR SUBORDINATED NOTES DUE 2013

         BRENTWOOD, TN, APRIL 13, 2005 - Province Healthcare Company ("Province Healthcare") (NYSE:PRV) announced today that, in connection with its cash tender offer and consent solicitation for any and all of its $200,000,000 outstanding principal amount of 7 1/2% Senior Subordinated Notes due 2013 (CUSIP No. 743977AF7) (the "Notes"), Province Healthcare will pay $1,120.43 for each $1,000 principal amount of Notes purchased in the tender offer, plus accrued and unpaid interest up to, but not including, the date of payment for the Notes.

         The purchase price includes a consent payment of $20.00 per $1,000 principal amount of Notes. Holders of the Notes who have validly tendered, and not withdrawn, their notes pursuant to the tender offer at or prior to 12:00 midnight, New York City time, on March 31, 2005 will receive the consent payment. The purchase price for each $1,000 principal amount of Notes validly tendered and accepted for purchase was determined by reference to a fixed spread of 50 basis points over the yield (as reported by Bloomberg Government Pricing Monitor on "Page PX5" at 2:00 p.m., New York City time, on April 12, 2005) of the 2.625% U.S. Treasury Note due May 15, 2008.

         The tender offer is scheduled to expire at 12:00 midnight, New York City time, on April 15, 2005, unless extended or earlier terminated. Province Healthcare currently expects to accept for payment on April 15, 2005, any previously tendered Notes and to accept for payment any Notes tendered after such time but on or prior to the expiration date, on April 18, 2005, subject in each case to satisfaction or waiver of all conditions precedent to the




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consummation of the previously announced business combination with LifePoint
Hospitals, Inc. ("LifePoint Hospitals") and certain other conditions described in more detail in the Offer to Purchase and Consent Solicitation Statement.

         The tender offer and consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal. Copies of these documents may be obtained from Global Bondholder Services Corporation, the information agent for the tender offer and consent solicitation, at (866) 804-2200 (U.S. toll-free) and (212) 430-3774 (collect).

         Province Healthcare has retained Citigroup Global Markets Inc. to serve as the dealer manager and solicitation agent for the tender offer and the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Citigroup Global Markets Inc., Liability Management Group, at (800) 558-3745 (U.S. toll free) and (212) 723-6106
(collect).

         In connection with the proposed transaction between LifePoint Hospitals and Province Healthcare, Lakers Holding Corp., Delaware corporation formed as part of the proposed transactions ("Lakers Holding"), has filed with the Securities and Exchange Commission (the "SEC") a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, as amended, and other relevant materials. The definitive joint proxy statement/prospectus was mailed to the stockholders of LifePoint Hospitals and Province Healthcare on or about February 22, 2005. Investors and security holders are advised to read the joint proxy statement/prospectus and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Lakers Holding, LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals or Lakers Holding by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and



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by Province Healthcare by contacting Investor Relations, Province Healthcare
Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone:
(615) 370-1377.

         This document may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect LifePoint Hospitals, Inc.'s and Province Healthcare Company's current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the newly formed combined entity and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) problems may arise in successfully integrating the businesses of the two companies; (2) the acquisition may involve unexpected costs; (3) the combined company may be unable to achieve cost-cutting synergies; (4) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (5) the combined company may be subject to future regulatory or legislative actions. For a further discussion of these and other risks, uncertainties, assumptions and other factors, see the joint proxy statement/prospectus and LifePoint Hospitals' and Province Healthcare's filings with the Securities and Exchange Commission. LifePoint Hospitals and Province Healthcare undertake no duty to update forward-looking statements.